Exhibit 32.2
Certification of Group Vice President and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
The undersigned, the Group Vice President and Chief Financial Officer of DCP Midstream GP, LLC, general partner of DCP Midstream GP, LP, general partner of DCP Midstream, LP (the “Partnership”), hereby certifies that, to his knowledge on the date hereof:

(a)
the quarterly report on Form 10-Q of the Partnership for the nine months ended September 30, 2017, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Sean P. O'Brien
Sean P. O'Brien
Group Vice President and Chief Financial Officer
(Principal Financial Officer)
November 7, 2017
A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.